EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Strategic Storage Trust IV, Inc.

Ladera Ranch, California

We hereby consent to the use in Amendment No. 4 to the Registration Statement on Form S-11 of Strategic Storage Trust IV, Inc. and the Prospectus therein of our report dated March 9, 2017, relating to the consolidated financial statements of Strategic Storage Trust IV, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts.”

/s/ BDO USA, LLP

Costa Mesa, California

March 9, 2017